Exhibit 99.2

Investor Presentation
BROWN SHOE COMPANY, INC.

June 2010

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This investor update contains certain forward-looking statements and expectations regarding the Company’s future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include  (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) the timing and uncertainty of activities and costs related to the Company’s information technology initiatives, including software implementation and business transformation; (iii) potential disruption to the Company’s business and operations as it implements its information technology initiatives; (iv) the Company’s ability to utilize its new information technology system to successfully execute its strategies; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to continued and uninterrupted flow of inventory from China and Brazil, where the Company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) the Company's ability to attract and retain licensors and protect its intellectual property; (x) the Company's ability to secure/exit leases on favorable terms; (xi) the Company's ability to maintain relationships with current suppliers; (xii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiii) the Company’s ability to successfully execute its international growth strategy; (xiv) the Company’s ability to source product at a pace consistent with increased demand for footwear; and (xv) the impact of rising prices in a potentially inflationary global environment.  The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 30, 2010, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

-    June 7, 2010

NOTE:  During fiscal 2010, the Company did not issue formal earnings per share guidance for either full-year or quarterly results in its earnings releases and conference calls.  However, on May 26, 2010, it did supply a perspective on a number of operating metrics in its press release and conference call.  This presentation does not represent an interim change, update, or affirmation of the metrics presented on May 26, 2010.

BROWN SHOE      THE LEADER IN FOOTWEAR

Brown Shoe

At a glance

▪	Inspiring people to feel good and live better…feet first through a powerful portfolio of global brands consumers love and trust
▪	Famous Footwear – leading family branded footwear retailer
▪	Naturalizer – one of the world’s largest women’s brands
▪	Dr. Scholl’s – iconic global comfort brand
▪	Wholesale portfolio of leading fashion brands

▪	Diversified, Synergistic Global Business Model
▪	Multi-channel platform
▪	Appx.1,400 stores in US, Canada, and China
▪	Brand portfolio that spans consumer segments, categories, channels, and geographies
▪	Powerful Direct-to-Consumer platform
▪	Vertical brands
▪	Global sourcing, design, and distribution expertise
▪	More than 700 people in sourcing offices in China
▪	Leading-edge design studios and product development capabilities

BROWN SHOE      THE LEADER IN FOOTWEAR

Brown Shoe

Current Initiatives

▪	Enhancing Retail Productivity
▪	Improving store-level economics through greater conversion and increased transaction value
▪	Increasing productivity of real estate portfolio
▪	Long-term target of $200+/sqft at Famous Footwear
▪	Leveraging strong multi-channel platform to reach consumers across shopping occasions

▪	Driving Wholesale Growth
▪	Enhancing product innovation and trend-right product styling across brands
▪	Growth of Naturalizer, Dr. Scholl’s, and contemporary fashion
▪	International expansion

▪	Sharpening Focus and Increasing Investment in Marketing
▪	Investing in and growing the core – Famous Footwear, Naturalizer, Dr. Scholl’s
▪	Evolution of “Make Today Famous”
▪	Expansion of direct media across portfolio – more intimate dialogue with consumers

▪	Focused on Achieving Top Quartile Operating Performance Over The Next Few Years
▪	Driving efficiencies from recent infrastructure investments
▪	Balancing earnings and investments for growth
▪	Long-term targets of high-single digit operating margins and mid- to high-teens return on invested capital

Our Partners

DSW
JCPenney
Kohl's
Target
Bon*ton
Bloomingdale's
Ross
Shoe Carnival
Sears
Neiman Marcus
Nordstrom
Macy's
Shoebuy.com
TJ Maxx
Payless Shoesource
Walmart
Zappos.com

Our Brands

Etienne Aigner
Via Spiga
Famous Footwear
NaturalSoul by Naturalizer
Buster Brown & Co.
LifeStride
Naya
Franco Sarto
Sam Edelman
Naturalizer
Nickels
Dr. Scholl's
Fergalicious by Fergie
Fergie
Vera Wang Lavender
Zodiac USA
NaturalSport
The Original Dr. Scholl's
Hot Kiss
Carlos by Carlos Santana
Shoes.com

Powerful Brands &

Via Spiga
Franco Sarto
Vera Wang Lavender
Sam Edelman
Fergie
Etienne Aigner

Trend-Right Product

Carlos by Carlos Santana
Zodiac USA
LifeStride
The Original Dr. Scholl's
Naturalizer
Dr. Scholl's

Famous Footwear [logo]

[logos of brands sold]

Famous Footwear

▪	Great Brands, Great Value
▪	Leading family branded footwear retailer with over 1,100 stores in all 50 states
▪	More than 80 top fashion and athletic footwear brands including Nike, Skechers, New Balance, DC, adidas, Converse, Dr. Scholl’s, Reebok, Steve Madden, Puma, Naturalizer, and LifeStride

▪	Strong Sales Momentum
▪	Same-store sales increases of 15.5%, 9.0%, and 4.7% in last three quarters, respectively, with record quarterly net sales performances in the last two
▪	Driven by high-demand product offerings, enhanced store and online environments, and impactful consumer engagement

▪	Connecting With Consumers by Making Their Day Famous
▪	Overarching “Make Today Famous” brand communications platform - highlighting great brands, value, and inspiring a woman’s walk through life
▪	Supported by 360 degree consumer communications: In-store, national TV, radio, print, viral marketing, social networking

▪	Leading the Charge in Fitness Category
▪	Strong connection with Famous Footwear consumer and longstanding partnerships with leading fitness brands
▪
Mind, Body, Sole Tour launched in Spring ’10.  Places fitness category into the context of the Famous Footwear brand and enhances in-store presentation.  Partnering with Ali Vincent, the first female winner of NBC’s The Biggest Loser, as “Famous Footwear Ambassador”

MAKE TODAY SPLASH

MAKE TODAY LIVELY

MAKE TODAY FLY

MAKE TODAY SING

MAKE TODAY MOVE

Ali Vincent is on a mission

[graphics]

naturalizer

▪	Global brand with distribution in 47 countries
▪	Approximately $500 million in net sales at retail around the world
▪	Broad-based success in last two quarters across multi-channel platform with double digit all-in net sales increases
▪	Top 4 women’s fashion brand across domestic channels*
▪	Increasing control over wholesale inventory quality and pricing in partnership with key retailers, allowing us to improve the natural margins of the business through enhanced sell-thru’s

▪	Lifestyle Brand
▪	Delivering a strong value proposition for consumers with comfort, style, and quality…Work, Play, Everyday
▪	Healthy living lifestyle is at the heart of Naturalizer’s brand heritage
▪	Strong consumer response to evolution of N5 comfort technology system
▪	Global design studio

▪	Growing Naturalizer Brand Family
▪	New premium comfort, eco-friendly brand, Naya, launched in Spring 2010 and distributed in select better department stores, dot-com’s, and independents

*Q1’10 according to NPD’s POS Retail Tracking Service

International

[graphics ] Paramus, NJ

[graphics] Tokyo, Japan

Multi-channel Platform

[graphics ]

[graphics] From THE MAKERS OF The Original EXERCISE SANDAL - Dr. Scholl's

Dr. Scholl's

▪	Iconic Global Brand
▪	For over 100 years, Dr. Scholl’s has been a leading global health and wellness brand helping consumers live better
▪	The brand spans gender, age, distribution channels, and categories (fashion, athletic, healthy living, casuals, sandals, slippers, boots, and work)
▪	In North America, Dr. Scholl’s footwear has a presence in over 8,000 retail doors

▪	Striving to Deliver the Most Comfortable Shoes in the World
▪	Powerful consumer brand with global distribution
▪	Innovative consumer benefits through technology, proven comfort, and insole solutions
▪	Exceptional value driven by design and sourcing competencies

▪	Delivering the Promise of the Dr. Scholl’s Brand
▪	Unique, proprietary comfort technology and design
▪	Leveraging consumer and product learnings across categories to drive quality, comfort, foot health, and value
▪	Growth in the Mid-Tier
▪	Strengthening partnership with Walmart – Dr. Scholl’s focus shops and branded presentations in approximately 3,000 Walmart stores

Brown Shoe
Appendix

Outlook:

The Company has provided perspective on certain operating and balance sheet metrics to enhance transparency and provide insight into management expectations.  The below metrics were provided on May 26, 2010 and this should not be considered an interim change, update, or affirmation of these metrics.  All following metrics are for the full year 2010 unless otherwise noted.

Consolidated Net Sales:	Expected to grow in the high single- to low double-digit range for the full year 2010 and an increase in the low- to mid-teens range in the second quarter

Famous Footwear:	Same-store sales for the full year 2010 are expected to grow in the high single-digit range, with second quarter same-store sales expected to increase in the low- to mid-teens range. Expected to open 25 new stores during the year, while closing 50 stores

Wholesale:	Net sales are expected to grow in the low- to mid-teens range for the full year 2010 with mid- to high-teens growth in the second quarter

Selling and Administrative Expenses:	37.5% to 38.0% of net sales, includes approximately $7.0 to $7.5 million in expense for IT initiatives

Depreciation & Amortization*:	$49 to $51 million

Interest Expense, Net:	$19.5 to $20.5 million

Taxes:	Rate of 37.0% to 37.5%

Capital Expenditures**:	$62 to $65 million, primarily related to information technology initiatives, new stores and remodels, and general infrastructure

*Excludes amortization of debt issuance costs
**Includes purchases of property and equipment and capitalized software

Review of Brown Shoe Results

	52 Weeks Ended	52 Weeks Ended
(all $'s in millions except EPS)	May 1, 2010	May 2, 2009	% Chg.

Net Sales	$2,300.9	$2,260.6	1.8%

Operating Earnings (Loss)
GAAP	$60.0	($194.0)	++
Adjusted**	$71.0	$20.4	248.2%

EPS*
GAAP	$0.63	($3.56)	++
Adjusted**	$0.79	$0.28	182.1%

Gross Profit Rate	41.0%	38.7%
Adjusted EBITDA**	$122.2	$74.5	64.2%

*Diluted earnings (loss) per common share attributable to Brown Shoe Company, Inc. shareholders (hereafter “Earnings (Loss) Per Diluted Share”)
**See following pages for reconciliation

Operating Results By Segment
Trailing 52 Weeks

	Famous Footwear		Wholesale Operations		Specialty Retail
	52 Weeks Ended	52 Weeks Ended	52 Weeks Ended	52 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009
Net Sales	$1,408.2	$1,318.7	$637.7	$695.0	$255.0	$246.9
Gross Profit	$620.6	$571.0	$213.0	$201.3	$108.9	$101.7
Gross Profit Rate	44.1%	43.3%	33.4%	29.0%	42.70%	41.2%
Operating Earnings (Loss)	$69.8	$22.4	$43.9	($110.8)	($10.9)	($32.1)
Operating Earnings (Loss) %	5.0%	1.7%	6.9%	-15.9%	-4.3%	-13.0%
Restructuring and Other Special Charges:
IT Initiatives	-	-	$0.5	($0.1)	-	-
Impairment of Goodwill and Intangible Assets	-	$3.5	-	$129.1	-	$16.6
Expense & Capital Containment Initiatives	-	$3.8	-	$14.3	-	$0.6
Total Restructuring and Other Special Charges	-	$7.3	$0.5	$143.3	-	$17.2

Adjusted Operating Earnings (Loss)	$69.8	$29.7	$44.4	$32.5	($10.9)	($14.9)
Adjusted Operating Earnings (Loss) %	5.0%	2.3%	7.0%	4.7%	-4.3%	-6.0%

Reconciliation of GAAP to Adjusted (Non-GAAP) Earnings

	52 Weeks Ended May 1, 2010			52 Weeks Ended May 2, 2009
(Thousands)	Operating Earnings (Loss)	Net Earnings (Loss) Attributable to Brown Shoe Company, Inc.	Diluted Earnings (Loss) Per Share	Operating Earnings (Loss)	Net (Loss) Earnings Attributable to Brown Shoe Company, Inc.	Diluted (Loss) Earnings Per Share

GAAP earnings (loss)	$60,018	$27,149	$0.63	($194,028)	($148,036)	($3.56)

Charges / Other Items:

Impairment of goodwill and intangible assets	–	–	–	$149,150	119,203	2.87

Expense and capital containment initiatives	–	–	–	$30,876	19,091	0.46

Headquarters consolidation	(1,864)	(1,139)	($0.03)	$28,048	17,161	0.41

IT initiatives	8,266	5,274	0.12	$6,355	4,085	0.10

Organizational changes	4,624	2,825	0.07	–	–	–

Total charges / other items	11,026	6,960	0.16	214,429	159,540	3.84

Adjusted earnings	$71,044	$34,109	$0.79	$20,401	$11,504	$0.28

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Reconciliation of Operating Earnings (Loss) to Adjusted EBITDA
(Millions of dollars)

	52 Weeks Ended	52 Weeks Ended
	May 1, 2010	May 2, 2009

Operating Earnings (Loss)	$60.0	($194.0)

Special Charges*	11.0	214.4

Adjusted Earnings Before Interest and Taxes (EBIT)	71.0	20.4

Depreciation & Amortization**	51.2	54.1

Adjusted EBITDA	$122.2	$74.5

*Includes impairment of goodwill and intangible assets and net restructuring and other special charges; see details on page 25
**Excludes amortization of debt issuance costs

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

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